Exhibit  21


Subsidiaries  of  Registrant

Ice  Cold  Water,  Inc.
Nutrition  Cafe,  Inc.
Nutrition  Clubstores,  Inc.
TrimFast,  Inc.
Cooler  Group,  Inc.